UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2016

CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 28, 2016, Cadence Design Systems, Inc. (“Cadence”) entered into a $300 million three-year senior unsecured non-amortizing term loan facility (the “Facility”) pursuant to a loan agreement (the “Term Loan Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint arrangers and bookrunners, JPMorgan Chase Bank, N.A., as a lender and sole administrative agent, and other lender parties thereto. The Facility is unsecured, and the proceeds from the Facility will be used for general corporate purposes, including the repurchase of our common stock.
Amounts outstanding under the Term Loan Agreement initially accrue interest at a rate equal to the ICE Benchmark Administration LIBOR Rate (“LIBOR”) plus a margin of 1.125% per annum, which may increase to a rate equal to LIBOR plus a margin of up to 1.875% per annum, depending on Cadence’s leverage ratio.
The covenants of the Term Loan Agreement are consistent with Cadence’s existing five-year senior unsecured revolving credit facility and include customary negative covenants that, among other things, restrict Cadence’s ability to incur additional indebtedness, grant liens and make certain investments, asset dispositions and restricted payments. In addition, the Term Loan Agreement contains certain financial covenants that require Cadence to maintain a funded debt to EBITDA ratio not greater than 2.75 to 1, with a step-up to 3.25 to 1 for one year following an acquisition by Cadence of at least $250 million that results in a pro forma leverage ratio between 2.50 to 1 and 3.00 to 1. The Term Loan Agreement also requires Cadence to maintain an EBITDA to interest charges ratio of at least 3.00 to 1.
A copy of the Term Loan Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Term Loan Agreement.

Item 2.02. Results of Operations and Financial Condition.
On February 3, 2016, Cadence issued a press release announcing its financial results for the fourth quarter and fiscal year ended January 2, 2016.
A copy of the press release is attached hereto as Exhibit 99.01 and a copy of the commentary by the Chief Financial Officer of Cadence regarding Cadence's financial results for the fourth quarter and fiscal year ended January 2, 2016 is attached hereto as Exhibit 99.02, and the press release and the commentary are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.01
Term Loan Agreement, dated as of January 28, 2016, by and among Cadence Design Systems, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and other lenders party thereto.

99.01	Press Release issued by Cadence Design Systems, Inc. on February 3, 2016.
99.02	CFO Commentary on Results of Fourth Quarter and Fiscal Year Ended January 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 3, 2016

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01
Term Loan Agreement, dated as of January 28, 2016, by and among Cadence Design Systems, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and other lenders party thereto.

99.01	Press Release issued by Cadence Design Systems, Inc. on February 3, 2016.
99.02	CFO Commentary on Results of the Fourth Quarter and Fiscal Year Ended January 2, 2016.